                                                                    EXHIBIT 4.13





                                 $100,000,000


                                    AVIRON

                5 3/4 % CONVERTIBLE SUBORDINATED NOTES DUE 2005



                              PURCHASE AGREEMENT



March 24, 1998

                                 March 24, 1998


Morgan Stanley & Co. Incorporated
Bear Stearns & Co.
Credit Suisse First Boston Corporation
Hambrecht & Quist LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

     Aviron, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $100,000,000 principal amount of its 5 3/4% Convertible Subordinated Notes due 2005 (the "FIRM SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of March 15, 1998 (the "INDENTURE") between the Company and Marine Midland Bank, as Trustee (the "TRUSTEE"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $15,000,000 principal amount of its 5 3/4% Convertible Subordinated Notes due 2005 (the "ADDITIONAL SECURITIES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 5 3/4% Convertible Subordinated Notes due 2005 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES." The Securities will be convertible into shares of common stock, $0.001 par value, of the Company (the "UNDERLYING SECURITIES").

     The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a

Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity.

          (d) The Company does not own any real properties. The Company has good and marketable title to all personal property owned by it, in all such cases free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases except with such exceptions as are not material and do not interfere with the current and proposed use of such property and buildings by the Company, in all such cases except as described in or contemplated by the Final Memorandum.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.

          (g) The shares of common stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

          (i) The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

          (j) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any contract, agreement, instrument, lease or license or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Final Memorandum.

          (m) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

          (n) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

          (o) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities, (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (q) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (r) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (s) The Company possesses all consents, approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct its business and to own, lease, license and use its properties in the manner described in the Final Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a material adverse effect on the Company, except as described in the Final Memorandum.

          (t) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct its businesses in the manner described in the Final Memorandum or could obtain such licenses or rights on terms that would not have a material adverse effect on the Company and, except as disclosed in the Memorandum, the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could reasonably be expected to result in any material adverse effect; and, except as disclosed in the Final Memorandum, the discoveries, inventions, products or processes of the Company referred to in the Final Memorandum do not, to the best knowledge of the Company, infringe or conflict with any patent or other intellectual property right of any third party, or any discovery, invention, product or process that is the object of a patent application filed by any third party known to the Company, except for any such infringement or conflict which would not have a material adverse effect on the Company.

          (v) Since December 31, 1997, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends (other than the repurchase of 530,831 shares of common stock from Sang-A Pharm. Co., Inc. described in the Final Memorandum); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Final Memorandum.

          (w) Neither the Company, nor to the Company's knowledge, any other party thereto, is in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease or license to which the Company is a party, in any respect that could have a material adverse effect on the Company, and each such contract, agreement, instrument, lease or license is in full force and effect and is the legal, valid and binding obligation of the Company, and, to the Company's knowledge, other principal parties thereto. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which they operate except as would not have a material adverse effect on the Company. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or bylaws.

          (x) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due (except for any failure to so file or so pay which would not have a material adverse effect on the Company), and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company that would have a material adverse effect on the Company; and all tax liabilities are adequately provided for on the books of the Company.

          (y) Since the date of the Preliminary Memorandum, to the Company's knowledge after due inquiry, no executive officer or director of the Company has sold, contracted to sell or otherwise transferred or agreed to transfer the economic consequences or ownership of any shares of common stock of the Company or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire common stock of the Company.

          (z) No labor dispute with employees of the Company exists or, to the knowledge of the Company, is imminent that could result in a material adverse effect on the Company, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse effect on the Company.

          (aa) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an material adverse effect on the Company, except as described in or contemplated by the Final Memorandum.

          (bb) Ernst & Young LLP, which has examined the financial statements of the Company, together with the related schedules and notes, as of December 31, 1997, 1996 and 1995 and for each of the years in the three (3) years ended December 31, 1997, which are included in the Final Memorandum, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited financial statements of the Company, together with the related schedules and notes forming part of the Final Memorandum, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes included as part of the Final Memorandum, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Final Memorandum.

          (cc) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or the Option Closing Date, as the case may be, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Memorandum and other materials, if any, permitted by the Act.

          (dd) The Company has not at any time during the last five (5) years
(i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (ee) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or the Underlying Securities to facilitate the sale or resale of the Securities.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in
Schedule I hereto opposite its name at a purchase price of 96.5% of the principal amount thereof (the "PURCHASE PRICE").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have a one-time right to purchase, severally and not jointly, up to $15,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. If you, on behalf of the Initial Purchasers, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased as the principal amount of Firm Securities set forth Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

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

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period ending 180 days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Initial Purchasers have been advised in writing or (C) the issuance by the Company of any shares of common stock or options to purchase common stock under the 1996 Equity Incentive Plan, the Nonemployee Directors' Plan or the Employee Stock Purchase Plan.

     3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on March 30, 1998, or at such other time on the same or such other date, not later than March 30, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than April 30, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

     Certificates for the Firm Securities and Additional Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

    5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

              The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Initial Purchasers shall have received on the Closing Date an opinion of Cooley Godward LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          (d) The Initial Purchasers shall have received on the Closing Date an opinion of Pennie and Edmonds, patent counsel for the Company as to Section A of the Patent portfolio, dated the Closing Date to the effect set forth in Exhibit
B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          (e) The Initial Purchasers shall have received on the Closing Date an opinion of Marshall O'Toole Gerstein Murray & Borun, patent counsel for the Company as to Section B of the Patent folio, dated the Closing Date to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit D.

          (g) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The Lock-up Agreements (as defined below) of each officer and director of the Company, a certain beneficial owner of an aggregate of 530,831 shares of the Company's outstanding shares of capital stock as of the date of this Agreement ("Sang-A") and a certain beneficial owner of an aggregate of 2,655,280 shares of the Company's outstanding shares of capital stock as of the date of this Agreement shall be in full force and effect as of the Closing Date such that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the Offering. In addition, the Lock-up Agreements shall also provide that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, each such officer, director and beneficial owner will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. With respect to the Lock-up Agreement with Sang-A, such Lock-up Agreement shall terminate upon the later to occur of (i) March 31, 1998, and (ii) the Closing Date. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby.

          (i) The Initial Purchasers shall have received on the Closing Date an opinion of Reed Smith Shaw and McClay LLP, special New York counsel for the Company, dated the Closing

Date, to the effect set forth in Exhibit E. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

     The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates on behalf of the Company by officers of the Company), as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Initial Purchasers hereunder.

     The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication and issuance of the Additional Securities and other matters related to the execution and authentication and issuance of the Additional Securities.

     6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

          (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in Portal or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g) Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) If requested by you, to use its best efforts to permit the Securities to be designated Portal securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The Portal Market.

          (j) During the period of two years after the Closing Date or the Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute "restricted securities" under Rule 144A that have been reacquired by any of them.

          (k) The Company will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Morgan Stanley & Co. Incorporated.

     7.   Offering of Securities; Restrictions on Transfer.

          (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be, (1) QIBs or (2) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS")) that, prior to their purchase of the Securities, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Memorandum that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Memorandum under the caption "Transfer Restrictions".

          (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees that:

              (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

              (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

              (iii) the Securities have not been registered under the Securities Act and may not be offered or sold except in accordance with Rule 144A under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

              (iv) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in
Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and

              (v) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.


     8.   Indemnity and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

          (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers. Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed of refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase Additional Securities or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              Aviron



                                     /s/ J. Leighton Read, M.D.
                              By:__________________________________________
                                    J. Leighton Read, M.D.
                                    Chief Executive Officer



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Initial Purchasers named in
    Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



     /s/ Catherine J. Friedman
By:____________________________________
     Catherine J. Friedman
     Managing Director

                                                                      SCHEDULE I


                                            PRINCIPAL AMOUNT
                                           OF FIRM SECURITIES
            INITIAL PURCHASER               TO BE PURCHASED
-----------------------------------------  ------------------
Morgan Stanley & Co. Incorporated........      $25,000,000.00
Bear Stearns & Co........................      $25,000,000.00
Credit Suisse First Boston Corporation...      $25,000,000.00
Hambrecht & Quist LLC....................      $25,000,000.00




                                               --------------
      Total..............................      $  100,000,000
                                               ==============

                                                                       EXHIBIT A


                         OPINION OF COOLEY GODWARD LLP

     The opinion of the Cooley Godward LLP to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:

     A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and, to such counsel's knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

     B. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

     C. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     D. The authorized and outstanding capital stock of the Company is as set forth in the Final Memorandum on the dates set forth therein under the caption "Capitalization." The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.

     E. The shares of common stock outstanding on the Closing Date or Option Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

     F. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     G. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

     H. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

     I. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company or, to such counsel's knowledge, any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities (as to which such counsel expresses no opinion) and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

     J. Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

     K. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     L    To the knowledge of such counsel, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the registration statement on Form S-3 pursuant to the terms of the Registration Rights Agreement.

     M. The statements in the Final Memorandum under the captions "Description of Notes," "Description of Capital Stock," and "Transfer Restrictions," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein to the extent as would be required if the Final Memorandum were a prospectus included in a Registration Statement on Form S-1 under the Securities Act.

     N. The statements in the Final Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as such statements represent matters of law or legal conclusions, and subject to the qualifications and limitations contained in that discussion, are accurate and fairly summarize the material United States federal income tax considerations relevant to a purchase of the Securities.

     O. Based upon the representations, warranties and agreements of the Company in Sections 1(q), 1(r), 1(s), 6(f), 6(g) and 6(j) of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

     P. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated by the Purchase Agreement, except such as have been obtained under the Securities Act and the Exchange Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Initial Purchasers (and such counsel expresses no opinion as to state securities or Blue Sky laws).

     Q. To such counsel's knowledge, the Company is not presently (a) in material violation of its charter or bylaws, or (b) subject to any material order, writ or decree applicable specifically to the Company of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

     R. Except as disclosed in the Final Memorandum under the caption "Risk Factors --Uncertainty of Protection of Patents and Proprietary Rights; Dependence on Trade Secrets," to the best of such counsel's knowledge, the Company has received no notice of any infringement or misappropriation by a third party of any patent in Section C of the Patent Portfolio attached hereto as Exhibit F (the "Patent Portfolio") or notice of any infringement or misappropriation by the Company of any patents, trade secrets, trademarks, trade names, copyrights or other proprietary rights of a third party, other than notices of opposition to the Company's trademark applications for the mark "AVIRON" in Germany and a notice of potential infringement for such trademark application in France.

     S. Except as disclosed in the Prospectus under the caption "Risk Factors -- Uncertainty of Protection of Patents and Proprietary Rights; Dependence on Trade Secrets," to the best of such counsel's knowledge, the Company or its licensor is the sole assignee for each patent and patent application listed in Section C of the Patent Portfolio. Except as otherwise noted in Section C of the Patent Portfolio attached hereto, for each of the United States patents and patent applications, the assignments by the named inventors have been submitted to the United States Patent and Trademark Office ("USPTO") and those assignments have been recorded in the Patent Office's title records. However, in one or more of the patents and patent applications listed in Section C of the Patent Portfolio, the United States government may hold a nonexclusive, royalty free license as a result of providing research funding.

     T. To such counsel's knowledge, the Company's United States patent applications listed in Section C of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such U.S. application, such counsel is not aware of any material defect of form in preparation or filing.

     U. To such counsel's knowledge, as to each of the Company's foreign patent applications listed in Section C of the Patent Portfolio, the applications have either (a) except as noted in Section C of the Patent Portfolio attached hereto, been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company as the applicant of record, or (b) as to certain Patent Cooperation Treaty applications, been submitted directly to the relevant receiving office naming the Company as the applicant of record. To the best of such counsel's knowledge and except as noted in Section C of the Patent Portfolio, as to each of such applications, the Company has not received notice from any foreign filing authority of any material defect of form in preparation or filing.

     V. The statements contained in the Registration Statement and Prospectus under the captions "Risk Factors--Uncertainty of Protection of Patents and Proprietary Rights; Dependence Upon Trade Secrets" and "Business--Patents and Proprietary Rights" as they pertain to Section C of the Patent Portfolio, insofar as such statements constitute matters of law, are a fair and accurate summary of the matters set forth therein, as required under the Act and applicable Rules and Regulations.

     W. Based upon such counsel's participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but without independent check or verification, nothing has come to the attention of such counsel to cause him or her to believe that the Final Memorandum or any information incorporated by reference therein (other than the financial statements, schedules and other financial and statistical information included therein, as to which such counsel may make no statement), as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B


                         OPINION OF PENNIE AND EDMONDS


     A. To the best of such counsel's knowledge, except as otherwise disclosed in Exhibit F attached to such opinion, the Company is licensed to use, or owns, each patent and patent application described in the Prospectus, as listed in Section A of the Patent Portfolio;

     B. To the best of such counsel's knowledge, except as otherwise described in Exhibit F attached to such opinion, no third party has any rights to the patents and patent applications listed in Schedule A of the Patent Portfolio;

     C. To the best of such counsel's knowledge, there are no material legal or governmental proceedings, pending or threatened, with respect to any issued United States patent listed in Section A of the Patent Portfolio;

     D. To the best of such counsel's knowledge, the Company has not received any notice with respect to the potential infringement of, conflict with or proceedings against, any patents, trademarks, copyrights, trade secrets, or proprietary rights, of others;

     E. To the best of such counsel's knowledge, no third parties are infringing any of the United States patents listed in Schedule A of the Patent Portfolio;

     F. The Company's United States patent applications listed in Section A of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such United States application an Official Filing Receipt has been received from the USPTO. As to each of such applications, such counsel is not aware of any material defect of form in preparation or filing; and the patent applications in Section A of the Patent Portfolio are being diligently pursued;

     G. The statements contained in the Registration Statement and Prospectus under the captions "Risk Factors--Uncertainty of Protection of Patents and Proprietary Rights; Dependence Upon Trade Secrets" and "Business--Patents and Proprietary Rights" as they pertain to Section A of the Patent Portfolio and United States patent rights, insofar as such statements constitute matters of law, are a fair and accurate summary of the matters set forth therein; and

          In addition such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads such counsel to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the statements relating to United States patents and patent applications listed in Section A of the Patent Portfolio in the Registration Statement and any amendment or supplement thereto (other than financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, the statements relating to United States patents listed in Section A of the Patent Portfolio in the Prospectus, and any amendment or supplement thereto, (except aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C


              OPINION OF MARSHALL O'TOOLE GERSTEIN MURRAY & BORUN


     A. To the best of such counsel's knowledge, such knowledge is being based upon the files of such firm, except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental proceedings relating to patent rights owned, licensed, or used by the Company pending against the Company or any third party and, except for the Company's pending patent applications, to the best of such counsel's knowledge, there are no legal or governmental proceedings relating to patent rights owned, licensed or used by third parties pending against the Company. To the best of such counsel's knowledge, other than those disclosed in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or others;

     B. To the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company has no notice of any infringement by a third party of any patent owned or used by the Company; and to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company has not received notice of any claims of infringement by the Company of any patent owned or used by a third party;

     C. To the best of such counsel's knowledge, such knowledge is being based upon the files of such firm, the Company or one of its licensors is the sole assignee for each patent and patent application listed in Section B of the Patent Portfolio. To the best of such counsel's knowledge, the assignments by the named inventors have been submitted to the USPTO and those assignments have been recorded in the assignment records of the USPTO. However, in one or more of the patents and patent applications listed in Section B of the Patent Portfolio, the United States government may hold a nonexclusive, royalty free license as a result of providing research funding;

     D. To the best of such counsel's knowledge, such knowledge is being based upon the files of such firm, the Company's United States patent applications listed in Section B of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such United States application, except as otherwise noted in Exhibit F attached to this opinion, an Official Filing Receipt has been received from the USPTO. As to each of such applications, such counsel is not aware of any material defect of form in preparation or filing. However, there is no assurance that patents will issue from any pending United States application, or that any claims will be allowed without amendment. Neither is there any assurance that a patent will issue without appeal to the Board of Patent Appeals and Interferences or to the Federal Courts;

     E. To the best of such counsel's knowledge, such knowledge is being based upon the files of such firm, each of the Company's foreign patents and patent applications listed in Section B of the Patent Portfolio has been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company or one its licensors as applicant and/or owner of record. The Patent Cooperation Treaty applications have been submitted directly to the relevant patent examining authority of those countries naming the Company or one of its licensors as the applicant and/or owner of record. In each such application, written confirmation has been received that the application has been accepted for filing by such patent office, or patent examining authority. There is no assurance that the patent offices of the respective countries will not reject the claims of the foreign patent applications as being unpatentable, or that any claims will be allowed without amendment, nor is there any assurance that these patent authorities will ultimately conclude that the foreign patent applications meet all requirements for patentability. Such counsel is not aware of any material defect of form in preparation or filing. To the best of such counsel's knowledge, other than two oppositions filed in the European Patent Office against European Patent No. 500,917 corresponding to Aviron reference no. 5005-EP as listing in Section B of the Patent Portfolio, there are no legal or governmental proceedings relating to any foreign patent rights or foreign patent applications owned, licensed or sued by the Company pending against the Company or any third party and, except for prosecution of pending patent applications, to the best of such counsel's knowledge, there are no legal or governmental proceedings relating to any foreign patent rights or foreign patent applications owned, licensed or used by third parties pending against Aviron. To the best of such counsel's knowledge, other than otherwise disclosed in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or others;

     F. The patent applications in Section B of the Patent Portfolio are being diligently pursued;

     G. The statements contained in the Offering Memorandum under the captions "Risk Factors--Uncertainty of Protection of Patents and Proprietary Rights; Dependence of Trade Secrets" and "Business--Patents and Proprietary Technology" insofar as such statements constitute matters of law, are a fair and accurate summary of the matters set forth therein; and

          In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Initial Purchasers, Counsel to the Initial Purchasers and the Company, and the independent certified public accountants of the Company, at which such conferences the contents of the Offering Memorandum and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Offering Memorandum, nothing has come to the attention of such counsel which leads such counsel to believe that, at the time of the Final Memorandum and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the statements relating to patents and patent applications listed in Section B of the Patent Portfolio in the Offering Memorandum and any amendment or supplement thereto (other than financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, the statements relating to patents and patent applications listed in Section B of the Patent Portfolio in the Prospectus, and any amendment or supplement thereto, (except aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D


                  OPINION OF WILSON SONSINI GOODRICH & ROSATI

     The opinion of Wilson Sonsini Goodrich & Rosati to be delivered pursuant to
Section 5(d) of the Purchase Agreement shall be to the effect that:

     A. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     B. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     C. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

     D. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

     E. The statements in the Final Memorandum under the captions "Description of Notes", "Plan of Distribution" and "Transfer Restrictions," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

     F. Such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     G. Based upon the representations, warranties and agreements of the Company in Sections 1(q), 1(r), 1(t), 6(f), 6(g) and 6(j) of the Purchase Agreement and of the Initial Purchasers in

Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

     With respect to paragraph G above, Wilson Sonsini Goodrich & Rosati may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

                                                                       EXHIBIT E


                   OPINION OF REED SMITH SHAW AND MCCLAY LLP


     A. Each of the Indenture and the Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (B) rights of acceleration, certain waivers and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnification and contribution may be limited under applicable law.

     B. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (B) rights of acceleration, certain waivers and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to imdemnification and contribution may be limited under applicable law.

                                                                       EXHIBIT F


                         SECTION A - (PENNIE & EDMONDS)

                  AVIRON REFERENCE NO.   AVIRON REFERENCE NO.
                  --------------------   --------------------
                         5009B                  5010B
                         5009F                  5011A
                         5009G                  5011A-DIV
                         5009H                  5015
                         5009G/DIV              5015-DIV

                         SECTION B - (MARSHALL O'TOOLE)

                AVIRON REFERENCE NO.       AVIRON REFERENCE NO.
                --------------------       --------------------
                     5001                          5005
                     5001-CA                       5005-AU
                     5001-EP                       5005-CA
                     5002-CA                       5005-JP
                     5002-JP                       5005-EP
                     5002-JP/DIV                   5005A
                     5002EP                        5005-AT
                     5002B                         5005-BE
                     5002C                         5005-CH
                     5002C-AU                      5005-DE
                     5002C-CA                      5005-DK
                     5002C-EP                      5005-ES
                     5002C-JP                      5005-FR
                     5002C-ZA                      5005-GB
                     5002E                         5005-GR
                     5002G                         5005-IT
                     5003A                         5005-LU
                     5004A                         5005-NL
                                                   5005-SE
                                                   5006-AU
                                                   5006-CA
                                                   5006-EP
                                                   5006-JP

                                                   5006B
                                                   5006C
                                                   5007-PCT
                                                   5007-KR
                                                   5007-EP
                                                   5007A

                       SECTION C - (COOLEY GODWARD LLP)

                             AVIRON REFERENCE NO.
                             --------------------
                                     5016
                                     5017
                                     5018
                                     5018-IN
                                     5018-MY
                                     5019
                                     5019-PCT
                                     5021
                                     5021-PCT
                                     5022
                                     5023
                                     5023-PCT
                                     5032

                                       3